Exhibit A-1

                          (Face of Note)

         8 1/2% Senior Notes due 2005, [Series E] [Series F]

No.                                              $_______________

                                                 CUSIP NO.


                   Trico Marine Services, Inc.


promises to pay to __________ or registered assigns, the principal sum of ___________ Dollars on August 1, 2005.


        Interest Payment Dates:  February 1 and August 1

              Record Dates:  January 15 and July 15



(SEAL)

                                       Trico Marine Services, Inc.


                                      By__________________________________
                                        Name:
                                        Title:


Trustee's Certificate of Authentication:

This is one of the Notes referred
to in the within-mentioned Indenture.


TEXAS COMMERCE BANK
  NATIONAL ASSOCIATION, as Trustee


By________________________________
     Authorized Signatory


Dated:  ______________________

                            (Back of Note)

           8 1/2% Senior Notes due 2005, [Series E][Series F]

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.][1]

          [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY
     EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)
     (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c)
     OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN
     EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
     (A) ABOVE.][2]


**FOOTNOTES**

[1]:. This paragraph should be included only if the Note is issued in global form.

[2]:. This paragraph should be removed upon the exchange of Series E Notes for Series F Notesin the Exchange Offer or upon the transfer of the Series E Notes that have been sold pursuant to the terms of the Shelf Registration contemplated by the Registration Rights Agreement.

     1.   Interest.  Trico   Marine   Services,   Inc.,   a   Delaware
corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 1/2% per annum from December 24, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-
annually   in  arrears  on  February 1  and  August 1  of  each  year, commencing February 1, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a  rate  that  is  the  rate then in effect;  it  shall  pay  interest
(including  post-petition   interest   in  any  proceeding  under  any
Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Texas Commerce Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of December 24, 1997 ("Indenture") among the Company, the
Guarantors  and  the  Trustee.   The terms of the Notes include  those
stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $70,000,000 issued on the Issue Date (the "Original Notes") and additional principal amounts issuable thereafter under the terms of the Indenture.

     5.   Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to August 1, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          Year                                        Percentage

          2001....................................     104.250%
          2002 ...................................     102.834%
          2003 ...................................     101.417%
          2004 and thereafter.....................     100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5 the Company may at any time prior to August 1, 2001, at its option, redeem the Notes, in whole or in part, at the Make-Whole Price plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date. In addition, at any time prior to July 17, 2000, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that (a) at least $45.5 million in aggregate principal amount of Original Notes remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption shall occur within 60 days of the date of the closing of each such Qualified Equity Offering.

     6.   Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.   Repurchase at Option of Holder.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to
Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). For purposes of this paragraph only, any references to the "Notes" shall be deemed to include the Notes and the Notes issued under the Series A/B Indenture and the Series C/D Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10.  Persons Deemed Owners.   The registered Holder of a Note may
be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide  for  uncertificated  Notes  in  addition to or  in  place  of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 4.10, 4.15 or 5.01 of the Indenture;
(iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Series A/B Issue Date, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as said rescission does not conflict with such judgment or decree; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13.  Defeasance.   The  Notes  are subject to defeasance upon the
terms and conditions specified in the Indenture.

     14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16.  Authentication.    This   Note  shall  not  be  valid  until
authenticated  by  the  manual  signature   of   the   Trustee  or  an
authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of December 24, 1997, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the
Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Trico Marine Services, Inc.
               2401 Fountain View
               Suite 920
               Houston, Texas  77057
               Attention:  Corporate Secretary

                         Assignment Form

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


          (Insert assignee's soc. sec. or tax I.D. no.)








      (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                                 Your Signature:
     (Sign exactly as your name appears on the face of this Note)

                                 Signature Guarantee:

                Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

           Section 4.10    Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:                            Your Signature:
                  (Sign exactly as your name appears on the Note)

                                      Tax Identification No.:



                                 Signature Guarantee:

                SCHEDULE OF EXCHANGES OF NOTES[3]

The following exchanges of a part of this Global Note for other Notes have been made:


Date of    Amount of    Amount of    Principal    Signature
Exchange  decrease in  increase in   Amount of        of
           Principal    Principal   this Global   authorized
           Amount of    Amount of       Note      officer of
          this Global  this Global   following    Trustee or
              Note         Note         such         Note
                                      decrease    Custodian
                                        (or
                                     increase)








                       SUBSIDIARY GUARANTEE


     Subject to Section 10.06 of the Indenture,
each Guarantor  hereby,  jointly and severally,
unconditionally guarantees  to each Holder of a
Note authenticated and delivered by the Trustee
and  to  the  Trustee  and  its successors  and
assigns,  irrespective  of  the   validity  and
enforceability of the Indenture, the  Notes and
the Obligations of the Company under the  Notes
or under the Indenture, that: (a) the principal
of,  premium,  if  any, interest and Liquidated
Damages, if any, on  the Notes will be promptly
paid  in  full  when  due,   subject   to   any
applicable  grace  period, whether at maturity,
by acceleration, redemption  or  otherwise, and
interest on overdue principal, premium, if any,
(to  the  extent permitted by law) interest  on
any interest,  if  any, and Liquidated Damages,
if  any, on the Notes  and  all  other  payment
Obligations  of  the  Company to the Holders or
the Trustee under the Indenture  or  under  the
Notes   will  be  promptly  paid  in  full  and
performed,  all  in  accordance  with the terms
thereof;  and  (b) in case of any extension  of
time of payment  or renewal of any Notes or any
of  such other payment  Obligations,  the  same
will  be  promptly  paid  in  full  when due or
performed in accordance with the terms  of  the
extension or renewal, subject to any applicable
grace  period,  whether  at stated maturity, by
acceleration, redemption or otherwise.  Failing
payment when so due of any amount so guaranteed
or any performance so guaranteed  for  whatever
reason,  the  Guarantors  will  be  jointly and
severally    obligated    to   pay   the   same
immediately.   An  Event of Default  under  the
Indenture  or  the Notes  shall  constitute  an
event   of  default   under   this   Subsidiary
Guarantee,  and  shall  entitle  the Holders to
accelerate  the  Obligations of the  Guarantors
hereunder in the same  manner  and  to the same
extent as the Obligations of the Company.   The
Guarantors  hereby agree that their Obligations
hereunder shall  be unconditional, irrespective
of the validity, regularity  or  enforceability
of the Notes or the Indenture, the  absence  of
any  action  to enforce the same, any waiver or
consent  by any  Holder  with  respect  to  any
provisions  hereof  or thereof, the recovery of
any judgment against the Company, any action to
enforce  the  same  or any  other  circumstance
which might otherwise  constitute  a  legal  or
equitable  discharge or defense of a Guarantor.
Each   Guarantor   hereby   waives   diligence,
presentment,   demand  of  payment,  filing  of
claims with a court  in the event of insolvency
or  bankruptcy  of the Company,  any  right  to
require a proceeding first against the Company,
protest, notice and  all demands whatsoever and
covenants that this Subsidiary  Guarantee  will
not    be   discharged   except   by   complete
performance of the Obligations contained in the
Notes and  the Indenture.  If any Holder or the
Trustee is required  by  any court or otherwise
to return to the Company,  the  Guarantors,  or
any  Note  Custodian,  Trustee,  liquidator  or
other  similar  official  acting in relation to
either  the  Company  or  the  Guarantors,  any
amount paid by the Company or any  Guarantor to
the  Trustee  or  such  Holder, this Subsidiary
Guarantee,    to    the   extent    theretofore
discharged, shall be  reinstated  in full force
and  effect.   Each  Guarantor agrees  that  it
shall not be entitled  to,  and  hereby waives,
any  right  of subrogation in relation  to  the
Holders   in   respect   of   any   Obligations
guaranteed  hereby.    Each  Guarantor  further
agrees that, as between  the Guarantors, on the
one hand, and the Holders  and  the Trustee, on
the  other  hand,  (a)  the  maturity   of  the
Obligations    guaranteed    hereby    may   be
accelerated  as  provided  in Article 6 of  the
Indenture for the purposes of  this  Subsidiary
Guarantee, notwithstanding any stay, injunction
or    other    prohibition    preventing   such
acceleration  in  respect  of  the  Obligations
guaranteed thereby, and (b) in the event of any
declaration of acceleration of such Obligations
as provided in Article 6 of the Indenture, such
Obligations  (whether or not due  and  payable)
shall forthwith  become  due and payable by the
Guarantor for the purpose  of  this  Subsidiary
Guarantee.  The Guarantors shall have the right
to   seek   contribution  from  any  non-paying
Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

     The obligations  of  the  Guarantor to the
Holders  and  to the Trustee pursuant  to  this
Subsidiary  Guarantee  and  the  Indenture  are
expressly  set  forth  in  Article  10  of  the
Indenture, and reference is hereby made to such
Indenture  for   the   precise  terms  of  this
Subsidiary Guarantee.  The terms of Articles 10
of  the  Indenture are incorporated  herein  by
reference.    This   Subsidiary   Guarantee  is
subject   to  release  as  and  to  the  extent
provided in Sections 10.04 and 10.05 of the Indenture.

     This is a continuing Guarantee  and  shall
remain  in  full  force and effect and shall be
binding upon each Guarantor  and its respective
successors and assigns to the  extent set forth
in the Indenture until full and  final  payment
of  all of the Company's Obligations under  the
Notes  and the Indenture and shall inure to the
benefit  of  the  successors and assigns of the
Trustee and the Holders  and,  in  the event of
any  transfer  or assignment of rights  by  any
Holder   or  the  Trustee,   the   rights   and
privileges  herein  conferred  upon  that party
shall automatically extend to and be vested  in
such transferee or assignee, all subject to the
terms   and   conditions  hereof.   This  is  a
Subsidiary Guarantee of payment and not a guarantee of collection.

     This Subsidiary  Guarantee  shall  not  be
valid  or  obligatory for any purpose until the
certificate  of authentication on the Note upon
which this Subsidiary  Guarantee is noted shall
have  been  executed  by  the   Trustee  or  an
authenticating agent under the Indenture by the manual signature of one of its authorized officers.

     For   purposes  hereof,  each  Guarantor's
liability shall be limited to the lesser of (i)
the aggregate  amount of the Obligations of the
Company under the  Notes  and the Indenture and
(ii) the amount, if any, which  would  not have
(A)  rendered  such  Guarantor "insolvent"  (as
such term is defined in  the Bankruptcy Law and
in the Debtor and Creditor  Law of the State of
New  York)  or  (B)  left  such Guarantor  with
unreasonably  small  capital at  the  time  its
Subsidiary Guarantee of  the  Notes was entered
into; provided that, it will be  a  presumption
in any lawsuit or other proceeding in  which  a
Guarantor is a party that the amount guaranteed
pursuant  to  the  Subsidiary  Guarantee is the
amount set forth in clause (i) above unless any
creditor,  or  representative  of creditors  of
such  Guarantor,  or  debtor  in possession  or
trustee   in   bankruptcy  of  such  Guarantor,
otherwise proves  in  such  a  lawsuit that the
aggregate liability of the Guarantor is limited
to the amount set forth in clause  (ii)  above.
The  Indenture  provides  that,  in  making any
determination as to the solvency or sufficiency
of  capital  of a Guarantor in accordance  with
the  previous  sentence,   the  right  of  such
Guarantors    to   contribution   from    other
Guarantors and any other rights such Guarantors may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                   [GUARANTORS]


By__________________________________
                                        Name:
                                        Title:

**FOOTNOTES**

[3]:. This should be included only if the Note is issued in global form.